EXHIBIT 99.1

Salona Global Completes Turn Around Plan with Profitable Third Quarter, Posting Record Results with 18.5% Quarterly Organic Revenue Growth and 29% Quarterly Gross Profit Growth; Generates $749,425 in Adjusted EBITDA for the Quarter

New York, New York, November 15, 2023 - Salona Global Medical Device Corporation (the "Company") (TSXV:SGMD), soon to be renamed Evome Medical Technologies Inc., today announced financial highlights for its third quarter, ending September 30, 2023.

Financial Headlines

Revenues

  Generated $19,647,489 in revenue for the quarter ending September 30, 2023.
    18.5% increase from the previous quarter.
    78.3% increase from the same period in the prior year.

Profits

  Generated $7,268,163 in gross profit for the quarter ending September 30, 2023.
    29.0% increase from the previous quarter.
    128.4% increase from the same period in the prior year.
  Improved gross profit margins to 37% from 34% in the previous quarter.
  Generated $749,425 in positive Adjusted EBITDA (defined below) for the quarter ending September 30, 2023 as compared to negative Adjusted EBTIDA of $819,394 in the previous quarter, a difference of $1,568,819 for the quarter.
  Generated $2,998,468 in net income for the quarter ending September 30, 2023 as compared to a net loss of $1,115,843 in the previous quarter, a difference of $4,114,311 for the quarter.

Acquisition Debt Reduction

The Company reduced acquisition debt by US$428,237.45 in the third quarter pursuant to the previously announced forbearance agreement. On October 31, 2023, the Company further reduced its acquisition debt by making a scheduled payment.

"We have succeeded in implementing our turnaround plan very quickly this quarter with fantastic results," said CEO Mike Seckler. "We had record revenue with solid organic revenue and gross profit growth. With this sales momentum I now want to focus on getting our gross profit figures up above 40%. I am also optimistic our operational challenges will be overcome and we are now assessing a pathway to eliminate our going concern issues."

"Most importantly, we can now look to the future and focus on revenue growth. We have some very exciting product launches and international partnerships that look to fuel growth in 2024. I look forward to announcing our new product tomorrow and soon we will debut our entire next generation line of products."

Earnings Call

On Wednesday, November 15, 2023, at 4:00 p.m. (Eastern Time), CEO Mike Seckler and CFO Natalia Vakhitova will hold an earnings call (see details below) to discuss the third quarter financial results. The call-in numbers for participants are:

Toll Free Dial In: +1 (800) 245-3047

Direct Dial: +1 (203) 518-9765

Conference ID: SALONA

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Full Financial Statements

Condensed financial statements for the third quarter ending September 30, 2023 are attached at end of this release. The full financial statements and related management discussion and analysis (in the form of a quarterly report on Form 10-Q) for the three and nine months ended September 30, 2023 have been filed with the United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.com.

For more information please contact:

Mike Seckler

Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

Non-GAAP Measures

This press release refers to "Adjusted EBITDA" which is a non-GAAP and non-IFRS financial measure that does not have a standardized meaning prescribed by GAAP or IFRS. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. This non-GAAP financial measure assists the Company's management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete acquisition plans that are fundamentally different from the ongoing operating plans of the Company. The Company's management also believes that presenting this measure allows investors to view the Company's performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

"Adjusted EBITDA" is defined as net loss excluding interest expense, provision for income taxes, depreciation of property and equipment, amortization of right-of-use asset, amortization of intangible asset, foreign exchange (loss) gain, other income, provision for impairment, change in fair value of contingent consideration, transaction costs, and stock-based compensation.

The following table provides reconciliation between net income (loss) and Adjusted EBITDA:

	For the three months ended		For the nine months ended
	September 30	September 30	September 30	September 30
	2023	2022	2023	2022

Net Loss	$2,988,468	$(9,801,081)	$209,881	$(14,045,048)
Interest Expense	641,466	196,788	1,373,998	432,005
Provision for income taxes	9,561	(69,033)	48,105	(214,750)
Depreciation of property and equipment	273,092	172,654	722,422	313,594
Amortization of right-of-use asset	518,873	133,991	1,441,014	304,027
Amortization of intangible asset	392,615	254,706	1,093,714	718,716
Foreign exchange (loss) gain	80	62,971	(4,438)	66,904
Other income	(1,185,110)	(1,252)	(2,000,671)	(1,300)

Provision for impairment	-	-	-	5,527,913
Change in fair value of earnout consideration	-	-	(1,165,697)	2,451,600
Change in fair value of contingent consideration	(3,542,325)	8,053,337	(3,269,230)	2,659,329
Transaction costs	72,839	838,957	607,151	2,407,366
Severance Expenses	315,569	-	544,318	-
Stock based compensation	264,637	378,683	1,001,733	1,306,341
Adjusted EBITDA	$749,765	$220,721	$602,300	$1,926,697

Additional Information

Unless otherwise specified, all dollar amounts in this press release are expressed in Canadian dollars.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company getting gross profit figures up above 40%; the Company launching new products in 2024, including announcing new products on November 16 , 2023 and debuting an entire next generation line of products soon.

All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: the Company finding additional cost restructuring opportunities and reductions.

The Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which the Company operates; the ability of the Company to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; ongoing or new disruptions in the supply chain, the extent and scope of such supply chain disruptions, and the timing or extent of the resolution or improvement of such disruptions; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which  the Company is exposed; the failure of third parties to comply with their obligations to  the Company or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; as well as those risk factors discussed or referred to in the Company's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.ca. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

SALONA GLOBAL MEDICAL DEVICE CORPORATION
Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive Loss

	For the three months ended		For the nine months ended
	September 30	September 30	September 30	September 30
	2023	2022	2023	2022

Revenue	$19,647,489	$11,019,251	$46,905,793	$29,448,811
Cost of revenue:
Direct service personnel	1,509,715	1,508,339	4,987,474	4,382,736
Direct material costs	10,546,970	6,036,325	23,937,770	14,588,950
Other direct costs	322,641	292,528	984,112	792,049
Total cost of revenue	12,379,326	7,837,192	29,909,356	19,763,735
Gross margin	7,268,163	3,182,059	16,996,437	9,685,076
Operating expenses
Selling, general and administrative	7,098,604	3,340,021	17,940,188	9,064,720
Depreciation of property and equipment	273,092	172,654	722,422	313,594
Amortization of operating lease right-of-use assets	518,873	133,991	1,441,014	304,027
Amortization of intangible assets	392,615	254,706	1,093,714	718,716
Total operating expenses	8,283,184	3,901,372	21,197,338	10,401,057
Net operating (loss)	(1,015,021)	(719,313)	(4,200,901)	(715,981)
Interest expense	(641,466)	(196,788)	(1,373,998)	(432,005)
Foreign currency exchange gain (loss)	(80)	(62,971)	4,438	(66,904)
Other income	1,185,110	1,252	2,000,671	1,300
Provision for impairment	-	-	-	(5,527,913)
Change in fair value of earnout consideration	-	-	1,165,697	(2,451,600)
Change in fair value of contingent consideration	3,542,325	(8,053,337)	3,269,230	(2,659,329)
Transaction costs	(72,839)	(838,957)	(607,151)	(2,407,366)
Net income (loss) before taxes	2,998,029	(9,870,114)	257,986	(14,259,798)
Provision for income taxes	(9,561)	69,033	(48,105)	214,750
Net income (loss)	$2,988,468	$(9,801,081)	$209,881	$(14,045,048)
Other comprehensive income
Foreign currency translation gain	324,132	400,253	386,682	1,068,257
Comprehensive income (loss)	$3,312,600	$(9,400,828)	$596,563	$(12,976,791)
Net loss per share
Basic	0.04	(0.18)	0.00	(0.27)
Diluted	0.03	(0.18)	0.00	(0.27)
Weighted average number shares outstanding:
Basic	77,978,130	54,719,867	71,504,018	52,981,400
Diluted	88,483,489	54,719,867	82,003,843	52,981,400

SALONA GLOBAL MEDICAL DEVICE CORPORATION
Unaudited Interim Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2023	2022

Assets
Cash and cash equivalents	$1,052,647	$1,928,464
Accounts receivable, net	9,986,167	6,353,275
Inventories, net	12,132,422	8,102,626
Prepaid expenses and other receivables	2,203,034	216,489
Total current assets	25,374,270	16,600,854
Security deposit	608,459	566,198
Long-term accounts receivable	-	189,616
Long-term prepaid expenses and other receivables	241,024	441,025
Property and equipment, net	3,843,493	3,399,898
Operating lease right-of-use assets, net	11,489,568	7,781,300
Intangible assets, net	10,191,624	9,376,162
Goodwill	16,143,398	13,695,194
Total assets	$67,891,836	$52,050,247

Liabilities and stockholders' equity
Liabilities
Line of credit	$7,682,971	$5,162,711
Accounts payable and accrued liabilities	9,918,137	6,641,181
Current portion of debt	9,463,750	195,489
Current portion of operating lease liability	1,514,813	847,253
Other liabilities	2,152,083	1,807,702
Obligation for payment of earn-out consideration	9,278,389	15,506,531
Total current liabilities	40,010,143	30,160,867
Debt, net of current portion	764,235	574,515
Operating lease liability, net of current portion	7,722,597	5,983,333
Total liabilities	$48,496,975	$36,718,715

Stockholders' equity
Common stock; no par value, unlimited shares authorized; 56,791,592 shares issued and outstanding as of September 30, 2023 (December 31, 2022: 53,707,780)	39,680,472	38,767,442
Class A shares; no par value, unlimited shares authorized; 21,378,799 shares issued and outstanding as of September 30, 2023 (December 31, 2022: 3,403,925)	12,542,088	1,800,064
Class A Shares to be issued: 6,261,340 Class A shares to be issued as of September 30, 2023 (December 31, 2022: 19,019,000)	4,696,005	14,264,250
Additional paid-in-capital	9,452,567	8,072,610
Accumulated other comprehensive income	2,075,134	1,688,452
Deficit	(49,051,405)	(49,261,286)
Total stockholders' equity	19,394,861	15,331,532
Total liabilities and stockholders' equity	$67,891,836	$52,050,247